Exhibit 11.2

GOLDEN OCEAN GROUP LIMITED

INSIDER MANUAL FOR PRIMARY INSIDERS

This insider manual (the "Primary Insider Manual") applies for all Primary Insiders (as defined below) of Golden Ocean Group Ltd. (the "Company"), including inter alia board members and senior employees of the Company.

1.INTRODUCTION

1.1The Company is a public company whose shares are listed on Oslo Børs and therefore subject to the Market Abuse Regulation (EU) 596/2014, including certain Commission Delegated/Implementing Regulation and Directives, as incorporated in the Norwegian Securities Trading Act (the "Securities Trading Act") and in the continuing obligations for companies with securities admitted to trading on Oslo Børs, as resolved by the Oslo Stock Exchange (collectively referred to as "Applicable Securities Legislation").

There is a general prohibition against misuse of Inside Information (as defined below) related to financial instruments listed at a regulated market (e.g. Oslo Børs or Euronext Expand), as well as rules regarding the duty of confidentiality and due care in information handling and prohibition against giving advice, applicable to all persons in possession of Inside Information. The Company's has implemented separate Rules for Inside Information that apply to everyone (regardless of whether you are a Primary Insider).

Furthermore, the Applicable Securities Legislation sets out special provisions applicable to certain persons such as Primary Insiders, including an investigation requirement and a notification requirement in relation to certain transactions as well as a duty to submit lists of persons closely associated with the applicable Primary Insider.

Finally, the Company has pursuant to the Applicable Securities Legislation, a duty to disclose inside information and to ensure secure handling of inside information, keep lists of persons who are given access to Inside Information, which shall be submitted to Oslo Børs and the Financial Supervisory Authority of Norway (Finanstilsynet) upon request, a duty of notification in relation to certain transactions and a duty to publish information about certain persons such as Primary Insiders to Oslo Børs.

Since the Company is a public company whose shares are also listed on the NASDAQ Global Select Market (the "NASDAQ") and registered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") the Company is subject to a number of laws concerning transactions in the Company's shares and other publicly traded securities. As described more fully in the “Policies and Procedures to Detect and Prevent Insider Trading,” the Exchange Act prohibits each employee, officer and director of the Company and certain other people with whom they have relationships, from purchasing or selling securities of the Company while such person is aware of Material Non-Public Information (as defined below), or from disclosing Material Non-Public Information to others. Employees must also comply with both the NASDAQ and the Securities and Exchange Commission (the "Commission") rules when handling Material Non-Public Information.

1.2It is of great importance to the Company that the authorities' requirements for securities trading are observed, and the Company has therefore adopted this Primary Insider Manual.

1.3The Company emphasizes that each person is responsible for ensuring that his/her securities trading, including trading executed on his/her behalf, is carried out in accordance with the at all times prevailing laws and regulations for the relevant type of trade. Violation of the Applicable Securities Regulations is subject to criminal liability and administrative sanctions.

1.4The Company's representative in charge of insider trading matters is Peder Simonsen, CFO of Golden Ocean Group Ltd. (the “CFO”). If you have any questions regarding the insider regulations or procedures, please contact him on email peder.simonsen@goldenocean.no.

2.DEFINITIONS

"Financial Instruments": Financial instruments which are issued by the Company and listed or applied for listing on a regulated market, as well as financial instruments whose value depend on such financial instruments.

The term "financial instruments" is defined in - Article 2 of the Market Abuse Regulation and includes inter alia shares, warrants, convertible bonds, bonds, options and futures/forwards.

"Inside Information": Precise information about Financial Instruments, the Company or other matters which is suited to influence the price of Financial Instruments noticeably, and which is not publicly available or commonly known in the market.

"Material Non-Public Information": Information is generally considered "material" if there is a substantial likelihood that an investor would reasonably consider the information important in making an investment decision, or the information is reasonably certain to have a substantial effect on the price of the Company's securities. Information is non-public until it has been effectively communicated to the market place and the investing public has had a reasonable period of time to react to the information.

"Precise information": information which indicates that one or more circumstances or events have occurred or may reasonably be expected to occur, and which are adequately specific to draw a conclusion regarding the possible influence of these circumstances or events on the price of Financial Instruments.

"Information which is suited to influence the price of Financial Instruments noticeably": information which a reasonable investor is likely to use as a part of his/her investment decision.

"Person Closely Associated" with a Primary Insider:
a.The spouse of the relevant party or a person with whom the relevant party cohabits in a relationship akin to marriage.
b.The underage children of the relevant party or underage children of a person as mentioned in a).
c.A legal person, trust or partnership:
i.that is directly or indirectly controlled by the Primary Insider or a person referred to in (a) – (c); or
ii.that is set up for the benefit of the Primary Insider or a person as mentioned in no. (a) – (c), or
iii.that has substantially equivalent economic interests as those of the Primary Insider or person referred to in (a) to (c), or
iv.the managerial responsibilities of which are discharged by a Primary Insider or a person referred to in (a) to (c).

In no. iv above, "managerial responsibilities" should be read to cover those cases where a Primary Insider within the Company (or a Person Closely Associated with it) takes part in or influences the decisions of another legal person, trust or partnership to carry out transactions in financial instruments of the Company.

"Primary Insider": A board member, member of senior employee, auditor, management, and deputy board member, observer, board secretary or company secretary of the Company, or a board member or senior employee of an entity in the same group as the Company who can normally be expected to receive access to Inside Information and Material Non-public Information. A senior executive of the Company who (i) has regular access to inside information relating directly or indirectly to the Company, and (ii) has power to take managerial decision affecting the future developments and business prospects of the Company, could also be considered to be a Primary Insider of the Company.

"Related Rights": Loans as mentioned in the Norwegian Limited Companies Act section 11-1 and the Norwegian Public Limited Companies Act section 11-1 (including convertible bonds), warrants, options or corresponding rights related to shares issued by the Company or a company in the same group as the Company, regardless of whether the financial instrument gives right to physical delivery or financial settlement.

"Shares": Shares issued by the Company or a company in the same group as the Company.
"Transaction": Subscription, purchase, sale or exchange.
3.PROHIBITION AGAINST MISUSE OF INSIDE INFORMATION AND MATERIAL NON- PUBLIC INFORMATION

3.1Transactions with Financial Instruments, or incitement of such, shall not be made by Primary Insiders who are in possession of Inside Information or Material Non-Public Information.

The prohibition in section 3.1 only applies to misuse of Inside Information or Material Non- Public Information and does not prevent inter alia the normal performance of any previously entered into option or future/forward contract upon expiry of the contract.

3.2The prohibition in section 3.1 applies for Transactions both for own and another person's account, regardless of whether the Transaction is made in own or another person's name. Consequently, it is not possible to evade the prohibition by inventing creative schemes involving third parties.

3.3As a precautionary measure, Primary Insiders shall not engage in Transactions with Financial Instruments, or incitement of such, if they are unsure whether they are in possession of Inside Information or Material Non-Public Information.

3.4In case of uncertainties, the Primary Insiders shall investigate whether Inside Information or Material Non- Public Information exists before such Transactions are carried out.

3.5The Primary Insider is not allowed to cancel or amend an assignment for a Transaction with Financial Instruments that is given but not carried out when the Inside Information or Material Non-Public Information is made known to the Primary Insider.

3.6The board of directors, the chairman of the board or the chief executive officer may decide, without further notice, to adopt a general, or a case-by-case, prohibition against Transactions with Financial Instruments for Primary Insiders.

3.7In addition to the measures set forth herein, the Primary Insider shall abide by those set forth in the Policies and Procedures to Detect and Prevent Insider Trading, attached hereto as Annex A.

4.DUTY OF CONFIDENTIALITY AND DUE CARE IN INFORMATION HANDLING

4.1Primary Insiders who are in possession of Inside Information or Material Non-Public Information shall not disclose such Inside Information or Material Non-Public Information to unauthorised parties.

4.2Primary Insiders who are in possession of Inside Information or Material Non-Public Information shall show due care when handling such Inside Information or Material Non- Public Information, so that Inside Information or Material Non-Public Information does not come into the possession of unauthorised parties or is misused.

4.3Primary Insiders shall not, under any circumstance, disclose Inside Information or Material Non-Public Information to analysts, representatives from the financial market, journalists or representatives of any press agency without prior consent from the CFO.

4.4The duty of confidentiality pursuant to section 4.1 does not prohibit disclosure of Inside Information or Material Non-Public Information to other employees of the Company as part of the normal exercise of a the employment or in the normal exercise of a profession or other duties. The duty of confidentiality does not prohibit disclosure of Inside Information or Material Non- Public Information to Oslo Børs, the Commission, the NASDAQ or other relevant authority, in compliance with applicable local law and exchange rules and procedures. All disclosure of Inside Information or Material Non-Public Information shall be made under due consideration of the duty of confidentiality.

4.5Primary Insiders who are employees shall disclose all Inside Information or Material Non- Public Information which they obtain knowledge of by virtue of their employment to the CFO or its appointee. The Inside Information or Material Non- Public Information shall be disclosed to the CFO immediately after coming to the Primary Insiders' knowledge.

4.6If a Primary Insider as part of the Company's business is required to disclose Inside Information or Material Non-Public Information to third parties, such disclosure shall be approved in advance by the CFO.

4.7In addition to the measures set forth herein, the Primary Insider shall abide by those set forth in the Policies and Procedures to Detect and Prevent Insider Trading, attached hereto as Annex A.

5.PROHIBITION AGAINST GIVING ADVICE

5.1Primary Insiders in possession of Inside Information or Material Non-Public Information shall not give advice on trading in the Financial Instruments to which the Inside Information or Material Non-Public Information pertains.

5.2The prohibition in section 5.1 includes advice on desisting from trading.

6.PROHIBITION AGAINST TRADING IN RESTRICTED PERIODS

6.1Primary insiders are restricted to trade in the Company's Financial Instruments during 30 calendar days prior to the publication of the Company's financial reports (a "Closed Period"), which shall include annual reports, half-yearly reports and quarterly reports.

6.2The Company may allow a Primary Insider an exemption from the trading prohibition during a Closed Period if it deems one of the following to circumstances to be present: (i) on a case- by-case basis due to the existence of exceptional circumstances (such as severe financial difficulties that require an immediate sale of shares or debt instruments); or (ii) due to the characteristics of the trading involved for transactions made under, or related to an employee share or saving scheme; or transactions where the beneficial interest in the relevant security does not change.

7.CLEARANCE REQUIREMENT

7.1Primary Insiders are advised to, prior to carrying out or directing others to carry out Transactions with Financial Instruments, properly investigate whether Inside Information or Material Non-Public Information regarding the Financial Instruments or the Company exists.

7.2If the Primary Insider is not in possession of Inside Information or Material Non-Public Information, the Primary Insider shall request a clearance from the CFO regarding the relevant transaction. If the CFO wishes to carry out a Transaction with Financial Instruments in accordance with this insider manual, he/she shall obtain clearance from the Company’s chief executive officer. A draft clearance form is enclosed as Schedule 1.

If the CFO (or the chairman of the Board, if applicable) concludes that Inside Information or Material Non-Public Information exists, the request for clearance shall be refused. In the opposite case, it shall be approved. Approval or refusal of a request for clearance shall be in writing. The relevant transaction is only regarded as cleared when a binding agreement regarding the transaction is entered into within three (3) calendar days after the date of the clearance. If a binding agreement has not been entered into during such period, a new clearance must be obtained. Requests for clearance and responses shall be in the safekeeping of the Primary Insider for at least ten years.

7.3Even if clearance is obtained, the relevant transaction shall not be carried out if the Primary Insider is in possession of Inside Information or Material Non-Public Information.

7.4The clearance requirement in section 6.3 does not prevent the normal performance of any previously entered into option or futures/forward contract upon the expiry of such contracts.

8.NOTIFICATION REQUIREMENT

8.1A Primary Insider has an independent obligation to notify Transactions related to Shares or other Financial Instruments in the Company to the Company and to the Norwegian Financial Supervisory Authority. The obligation duty applies to any subsequent Transaction once the total amount of Transactions carried out in the Company's shares and debt instruments reaches the NOK equivalent to EUR 5,000 within one calendar year.

8.2The EUR 5,000 threshold is calculated separately. Consequently, transaction by a Primary Insider and a Person Closely Associated shall not be aggregated when calculating the notification threshold.

8.3A Primary Insider shall immediately, and no later than the start of trading on Oslo Børs or the NASDAQ on the following day, notify Oslo Børs and the Company's CFO of any Transaction related to Shares and shall make any filings as required by the Commission in due course. The notification requirement also applies to any Transaction related to, or entry into of Related Rights.

8.4The Company shall immediately, and no later than the start of trading on the Oslo Børs and/or the NASDAQ on the following party, notify Oslo Børs and the Company's CFO of any trade by the Company in its own shares and shall make any filings as required by the Commission in due course. The notification requirement also applies to any trade related to, or entry into of, Related Rights in respect of the Company's own shares.

8.5Persons Closely Associated with a Primary Insider has an independent obligation to notify the Company and the Norwegian Financial Supervisory Authority of any Transaction.

8.6Unless publicly disclosed by the Company, a notification pursuant to sections 8.5 to 8.6 shall be sent to the Norwegian Financial Supervisory Authority by email to [●[1]]. The notification shall be submitted electronically through the PDMR transactions register or on the format included in Schedule 3.

8.7In particular, the Primary Insider is obligated to inform the CFO of any changes to its Persons Closely Associated with it.

8.8The Primary Insider is further obligated to inform its Person Closely Associated of the following:

a.That the Person Closely Associated with the Primary Insider is registered on the Company's PDMR Register;
b.That the Person Closely Associated with the Primary Insider is subject to the duties and responsibilities that apply for such persons closely associated with Primary Insiders.

The Primary Insider should, upon the Company's request, be able to document that each relevant Person Closely Associated with it has received the information listed in a) and b), either by way of a receipt signed by the Primary Insider confirming to have read, received and understood these Rules for Primary Insiders, or by other means as reasonably determined by the Primary Insider.

9.REGISTER OF PRIMARY INSIDERS AND THEIR CLOSE ASSOCIATES

9.1The Company shall keep a list of Primary Insiders and Person Closely Associated with the Primary Insiders to the web-based PDMR register of Oslo Børs. The Company's CFO is responsible for continuously updating the PDMR register. The PDMR register shall contain the relevant and required information for each of the Primary Insider and its persons closely associated to it, regardless of any holdings of shares or other financial instruments in the Company.

9.2The Primary Insiders shall promptly provide the CFO with all information required by the Company for the purposes of registering and maintaining the Company's PDMR Register from time to time.

9.3The first time a person becomes a Primary Insider, he/she shall without undue delay deliveran initial PDMR Registration form to the Company with attention to the CFO. A draft form regarding such notification is enclosed as Schedule 2.

9.4The Primary Insider shall without undue delay notify the CFO of any changes made to the initial PDMR Registration form.

10.PENALTIES AND SANCTIONS

10.1 Wilful or negligent violation of the provisions in the Applicable Securities Legislation on misuse of Inside Information, duty of confidentiality and due care in information handling or prohibition against giving advice, notification requirement or duty to keep insider lists, or complicity thereto, is a criminal offence pursuant to the Securities Trading Act chapter 21 and the Market Abuse Regulation.

10.2 Any person who wilfully or negligently misuses Inside Information, or contributes thereto, is liable to punishment by fines and/or imprisonment.

10.3 Any person who wilfully or negligently violates the duty of confidentiality and due care of information handling, the prohibition against giving advice, the investigation requirement, the notification requirement or the duty to keep insider lists, or contributes thereto, is punishable by fines or imprisonment up to one year.

10.4 The U.S. Department of Justice and regional U.S. Attorney's offices carry out criminal prosecutions of individuals who violate U.S. federal securities laws. A person can be subject to some or all of the penalties listed below, even if he or she does not personally profit from the alleged insider trading.

10.5 Civil/criminal penalties may include:

•Civil injunctions
•Treble damages
•Disgorgement of profits
•For violation of the prohibition against sharing inside information (MAR Article 15), prohibition against insider trading (MAR Article 15) and unreasonable business methods, physical persons may be fined an amount up to NOK 43 million; and legal persons may be fined an amount up to NOK 127 million or 15% of the total annual turnover in the most recent approved annual accounts;
•For violation of the duty of notification of inside information (MAR Article 17) and the duty to prevent and disclose market abuse (MAR Article 16), physical persons may be fined an amount up to NOK 9 million; and legal persons may be fined an amount up to NOK 22 million or 2% of the total annual turnover in the most recent approved annual accounts;
•For violation of the insider list obligations (MAR Article 18) and transactions carried out by Primary Insiders (MAR Article 19); physical persons may be fined an amount up to NOK 5 million; and legal persons may be fined an amount up to NOK 9 million;
•The fine may also be calculated to up to three times the amount of profit gained (or loss avoided), if this results in a higher amount; and
•Prohibition (which may be permanent) from any business or venture which relates directly or indirectly to securities.
•Imprisonment, and/or
•Fines.

10.6 This manual is part of the Company's company regulations. Any breach of this manual may affect the offender's employment.

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Annex A

POLICIES AND PROCEDURES TO DETECT AND PREVENT INSIDER TRADING

GENERAL

The Securities Exchange Act of 1934, as amended, prohibits the misuse of material, nonpublic information. In order to avoid even the appearance of impropriety, Golden Ocean Group Ltd. (the “Company”) has instituted procedures to prevent the misuse of nonpublic information.

Although “insider trading” is not defined in the securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law.

This policy (the “Policy”) will be administered and supervised by the Company’s Chief Financial Officer (the “CFO”). Please pay special attention to the “Blackout” and “Trading Window” policies discussed in this memorandum.

WHOM DOES THE POLICY COVER?

The Policy covers all of the Company’s officers, directors and employees (“insiders”), as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by insiders. In addition, the Policy applies to transactions engaged in by corporations in which the insider is an officer, director or 10% or greater stockholder and a partnership of which the insider is a partner, unless the insider has no direct or indirect control over the partnership.

The Company forbids any insider from trading, either for his or her personal account or on behalf of others, while in possession of material nonpublic information, or communicating material nonpublic information to others in violation of the law. This prohibited conduct is often referred to as “insider trading.”

The Policy extends to each insider’s activities within and outside his/her duties at the Company. Each insider must read and retain this statement.

Failure to comply with the Policy may cause an employee to be subject to disciplinary action.

WHAT IS INSIDER TRADING?

The term “insider trading” generally is used to refer to trading while in possession of material nonpublic information (whether or not one is an “insider”) and/or to communications of material nonpublic information to others. The law in this area is generally understood to prohibit, among other things:

•trading by an insider while in possession of material nonpublic information;
•trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or the information was misappropriated;
•trading while in possession of material nonpublic information concerning a tender offer; and
•wrongfully communicating, or “tipping”, material nonpublic information to others.

THE INSIDER CONCEPT

As a general guide for our directors, officers and employees, the components of “insider trading” are described below:

Who is an insider?

The concept of “insider” is broad. It includes officers, directors, trustees, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of those organizations.

What information is material?

Trading on information that is “material” is prohibited. Information generally is considered “material” if:

•there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision, or
•the information is reasonably certain to have a substantial effect on the price of a company’s securities.

Information that should be considered material includes: dividend changes, earnings estimates not previously disseminated, material changes in previously-released earnings estimates, significant merger or acquisition or disposition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

What information is non-public?

•Information is nonpublic until it has been effectively communicated to the market place. For example, information found in a report filed with the U.S. Securities and Exchange Commission, or appearing in Dow Jones, Reuters, The Wall Street Journal, on Bloomberg or in other publications of general circulation ordinarily would be considered public. In addition, in certain circumstances, information disseminated to certain segments of the investment community may be deemed “public”, for example, research communicated through institutional information dissemination services such as First Call. (However, the fact that research has been disseminated through such a service does not automatically mean that it is public.) Remember, it takes time for information to become public. The amount of time since the information was first disseminated ordinarily is a factor regarding whether the information is considered “public”.

PENALTIES FOR INSIDER TRADING

Penalties for insider trading are severe both for the individuals involved as well as for their employers. A person can be subject to some or all of the penalties listed below, even if he or she does not personally benefit from the violation.

•Penalties may include:
•Jail sentences;
•Civil injunctions;
•Civil treble (3x) damages;
•Disgorgement of profits;
•Criminal fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and
•Fines for the employers or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

Clearly, it is in the Company’s and your best interests for the Company to put into place procedures to prevent improper trading by its insiders.

PROCEDURES TO PREVENT INSIDER TRADING

•The following procedures have been established to aid in the prevention of insider trading. Every insider must follow these procedures or risk sanctions, including: dismissal, substantial personal liability and criminal penalties.

Questions to Ask

Prior to trading in the Company’s shares, and if you think you may have material non-public information, ask yourself the following questions:

•Is the information material? Is this information that an investor would consider important in making an investment decision? Would you take it into account in deciding whether to buy or sell? Is this information that would affect the market price of the securities if generally disclosed?
•Is the information non-public? To whom has this information been provided? Has it been effectively communicated to the marketplace? Has enough time gone by?

Action Required

If you are at all uncertain as to whether any information you have is “inside information,” you must:

•Immediately report the matter to the CFO, or in the CFO’s absence to the Company’s Chief Executive Officer (the “CEO”);
•Refrain from purchasing or selling the shares; and

•Not communicate the information inside or outside the Company.

After the insider and the CFO or the CEO have reviewed the issue and consulted with outside counsel to the extent appropriate, the insider will be instructed as to whether he/she may trade and/or communicate that information.

Blackout Policy and Trading Window

To assure compliance with the Policy and applicable securities laws, the Company requires that all insiders refrain from conducting transactions involving the purchase or sale of Company shares other than during the period commencing at the open of market on the second business day following the date of the Company’s earnings release and continuing until the presentation to the CFO of the Company’s draft quarterly management report for the following fiscal quarter (the “Trading Window”). The CFO will notify insiders by email of the date when the quarterly management report is scheduled to be presented, and will notify insiders in case the quarterly management report is presented at an earlier date.

In addition, from time to time material non-public information regarding the Company may be pending, for instance, when the Company is about to enter into significant acquisitions or dispositions, or financings or refinancings that will change its capital structure. While such information is pending, the Company may impose a special “blackout” period during which the same prohibitions and recommendations shall apply.

Remember: Even during the Trading Window, any person possessing material non- public information concerning the Company, should not engage in any transactions in Company shares until such information has been made public and absorbed by the market.

Pre-Notification of Trades

All insiders must refrain from trading in Company shares, even during the Trading Window, without first complying with the Company’s “pre-notification” process. Each such person shall provide written notice of any proposed trade of the Company’s shares to the CFO, or in the CFO’s absence to the CEO at least one business days prior to commencing the anticipated trade. Upon receipt of such notice, the CFO or CEO may consult with senior management and/or counsel to the Company as he deems necessary or appropriate and, if determined that such proposed trade is not permitted, or if more time is required to determine if such trade is permitted, shall notify such person not later than the next business day.

Coverage

The Policy applies not only to Company shares, but also any other securities issued by the Company.

QUESTIONS OR CONCERNS

Any questions or concerns regarding the Company’s Policies and Procedures to detect and prevent insider trading should be directed to the CFO, or, if such questions or concerns involve the CFO, to the CEO. The CFO’s personal trading activity will be reviewed by the CEO.

Addendum A

INSIDER TRADING POLICIES AND PROCEDURES CERTIFICATION FORM

I have recently read and the Company’s Policies and Procedures to Detect and Prevent Insider Trading. I understand such policies and procedures and recognize that I am subject to them and understand the penalties for non-compliance. I certify that I am in full compliance with the Policies and Procedures to Detect and Prevent Insider Trading.

CERTIFIED BY:

NAME:      (PRINT)
SIGNATURE:
DATE:

DECLARATION FOR PRIMARY INSIDERS OF GOLDEN OCEAN GROUP LTD.

I have reviewed, read and understood the contents of the Primary Insider Manual for Golden Ocean Group Ltd., including the Policies and Procedures to Detect and Prevent Insider Trading, and will comply with it in its entirety.

By:
Name:
Title:
Date:

SCHEDULE 1

REQUEST FOR CLEARANCE OF TRANSACTION WITH FINANCIAL INSTRUMENTS ISSUED BY GOLDEN OCEAN GROUP LTD. OR RELATED FINANCIAL INSTRUMENTS

To the CFO of Golden Ocean Group Ltd.:

The undersigned requests clearance for the following transaction:

Type of financial instrument:

Number of financial instruments:

Transaction type (e.g. purchase or sale):

The undersigned is not aware of information about the financial instruments or other matters which is suited to influence the price of the financial instruments or related financial instruments noticeably, and which is not publicly available or commonly known in the market. To the extent the undersigned is aware of ongoing processes which may cause information as mentioned, the undersigned has discussed this with the relevant persons.

Place/date:

Name:

Signature:

* * *

DECLARATION BY THE CFO

The above request for clearance is: approved / refused
If the request for clearance is approved: If the transaction is not carried out within three (3) calendar days after the date of this declaration, a new request for clearance must be submitted. Please note that the transaction cannot be carried out if Inside Information or Material Non-Public Information is received.

Place/date:

Signature:

SCHEDULE 2

The Company is required under applicable securities legislation (MAR Article 19 no. 5), to draw up a list of all Primary Insiders and persons closely associated with them. As a Primary Insider of the Company, you are required under the Company's Rules for Primary Insiders to provide details of the persons closely associated with you.

Please complete the form below, and be mindful of your obligation to report any changes to the form to the Company's CFO.

Please also note the persons closely associated with you are subject to certain reporting obligations under Applicable Securities Legislation, and that you have an obligation under the Rules for Primary Insiders to inform the persons closely associated to you of such obligations.

This form is updated as of (date):

1. The Primary Insider
Name:
Address:
Personal identification no:
VPS account no (if any):
Role with the Company:
Telephone:
E-mail:
No. of shares in the Company:
Other rights to shares (share options, etc.)
Other financial instruments (bonds, derivatives, etc.):

2 (a) Spouse / co-habitant N/A:
Name:
Personal identification no:
Address:
No. of shares in the Company:
No. of shares in the Company:
Other rights to shares (share options, etc.)
Other financial instruments (bonds, derivatives, etc.):

2 (b) Under-aged children (own or co-habitants) N/A:
Name:
Personal identification no:
Address:
No. of shares in the Company:

Other rights to shares (share options, etc.)
Other financial instruments (bonds, derivatives, etc.):

2 (b) Under-aged children (own or co-habitants) N/A:
Name:
Personal identification no:
Address:
No. of shares in the Company:
Other rights to shares (share options, etc.)
Other financial instruments (bonds, derivatives, etc.):

2 (c) Relatives in your household for the past year N/A:
Name:
Personal identification no:
Address:
No. of shares in the Company:
Other rights to shares (share options, etc.)
Other financial instruments (bonds, derivatives, etc.):

3 (a) Legal persons, trust or partnership that you or one of the persons listed in 2 (a) to (c) directly or indirectly control N/A:
Name:
Organization no:
Address:
Describe the business activities of the entity: (holding company, sector of operations, etc):
Details of interest in the entity: (interest held by yourself or by persons listed in (a)-(c):
No. of shares in the Company:
Other rights to shares: (share options, etc.)
Other financial instruments: (bonds, derivatives, etc.):

3 (b) Legal persons, trust or partnership that is set up for the benefit of yourself or one of the persons listed in 2 (a)-(c) N/A:
Name:
Organization no:
Address:
Describe the business activities of the entity: (holding company, sector of operations, etc):
Details of interest in the entity: (interest held by yourself or by persons listed in (a)-(c):
No. of shares in the Company:
Other rights to shares: (share options, etc.)
Other financial instruments: (bonds, derivatives, etc.):

3 (c) Legal persons, trust or partnership that has substantially equivalent economic interests as those of you or one of the person referred to in 2 (a) to (c) N/A:
Name:
Organization no:
Address:
Details of your role/interest in the entity: (interest held by yourself or by persons listed in (a)-(c):
Describe the business activities of the entity: (holding company, sector of operations, etc):
No. of shares in the Company:
Other rights to shares: (share options, etc.)
Other financial instruments: (bonds, derivatives, etc.):

Legal persons, trust or partnership in which you or one of the person referred to in 2 (a) to (c) discharge managerial responsibilities[1]: N/A:
Name:
Organization no:
Address:

Details of your role/interest in the entity: (interest held by yourself or by persons listed in (a)-(c):
Describe the business activities of the entity: (holding company, sector of operations, etc):
No. of shares in the Company:
Other rights to shares: (share options, etc.)
Other financial instruments: (bonds, derivatives, etc.):

* * *

Amendments to disclosed information shall be reported to Golden Ocean Group Ltd. on a form similar to this.

Place/date: Signature: